UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Abengoa Yield plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Great West House, GWl, 17th Floor Great West Road Brentford, United Kingdom	TW8 9DF
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, $0.10 nominal value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-194970

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Ordinary Shares, nominal value $0.10 per share, of Abengoa Yield plc (the “Company”) as included under the caption “Description of Share Capital” in the Prospectus forming a part of the Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2014 (Registration No. 333-194970), including exhibits, and thereafter amended (the “Registration Statement”), is hereby incorporated by reference. In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

According to the instruction as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 10, 2014

Abengoa Yield plc

By:	/s/ Manuel Sanchez Ortega
Name:	Manuel Sanchez Ortega
Title:	Director and Chairman of the Board

3